Exhibit 99.1

AgeX Therapeutics and LyGenesis Terminate Merger Negotiations

ALAMEDA, Calif. & PITTSBURGH--(BUSINESS WIRE)--July 23, 2021--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and cell regeneration, and LyGenesis, Inc. (“LyGenesis”), a privately held biotechnology company developing cell therapies that enable organ regeneration, announced today that they have discontinued negotiations for a merger agreement. The board of directors of AgeX and the board of directors of LyGenesis each determined that it was in the best interest of their respective shareholders not to proceed with the merger given the diversity of the companies’ technology platforms and product development focus.

AgeX will continue to consider new strategic opportunities as they arise. AgeX remains committed to creating shareholder value through third-party collaborations and licensing agreements for its core technologies UniverCyte™ and PureStem®, and its cell therapy programs, including AGEX-VASC1 and AGEX-BAT1. AgeX also will continue to explore financing for its iTR™ technology.

LyGenesis will continue to advance its clinical-stage allogeneic cell therapy for patients with end stage liver disease, and advance its pipeline of preclinical cell therapies enabling pancreas, thymus, and kidney regeneration.

About AgeX Therapeutics

AgeX Therapeutics, Inc. is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

About LyGenesis

LyGenesis is a clinical-stage biotechnology company whose cell therapies enable organ regeneration using a patient’s lymph nodes as bioreactors to regrow functioning ectopic organs. LyGenesis’s cell therapies are engrafted using endoscopic ultrasound procedure, which is associated with decreased medical risks and costs relative to full organ transplantation. LyGenesis’s lead allogeneic cell therapy program is focused on liver regeneration for patients with end stage liver disease. Its drug development pipeline includes cell therapies enabling thymus, pancreas, and kidney regeneration. Privately held, LyGenesis is headquartered in Pittsburgh, Pennsylvania. To learn more, please visit lygenesis.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contacts

Contact for AgeX:
Dr. Nafees Malik
Chief Operating Officer
nmalik@agexinc.com

Contact for LyGenesis:
Michael Hufford
mhufford@lygenesis.com
(858) 603-2514